Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

The following is a list of the Company’s subsidiaries as of February 28, 2007:

Name of Significant Subsidiary	Country of Incorporation	Portion of Ownership Interest
Eagle Shipping International (USA) LLC	Marshall Islands	100%
Condor Shipping LLC	Marshall Islands	100%
Hawk Shipping LLC	Marshall Islands	100%
Falcon Shipping LLC	Marshall Islands	100%
Harrier Shipping LLC	Marshall Islands	100%
Osprey Shipping LLC	Marshall Islands	100%
Kite Shipping LLC	Marshall Islands	100%
Sparrow Shipping LLC	Marshall Islands	100%
Griffon Shipping LLC	Marshall Islands	100%
Shikra Shipping LLC	Marshall Islands	100%
Peregrine Shipping LLC	Marshall Islands	100%
Cardinal Shipping LLC	Marshall Islands	100%
Heron Shipping LLC	Marshall Islands	100%
Merlin Shipping LLC	Marshall Islands	100%
Jaeger Shipping LLC	Marshall Islands	100%
Kestrel Shipping LLC	Marshall Islands	100%
Tern Shipping LLC	Marshall Islands	100%
Kittiwake Shipping LLC	Marshall Islands	100%
Oriole Shipping LLC	Marshall Islands	100%
Robin Shipping LLC	Marshall Islands	100%
Crested Eagle Shipping LLC	Marshall Islands	100%
Crowned Eagle Shipping LLC	Marshall Islands	100%
Shrike Shipping LLC	Marshall Islands	100%
Skua Shipping LLC	Marshall Islands	100%
Eagle Bulk (Delaware) LLC	United States	100%